Ex. 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of 16, 2019 (this “Pledge Agreement”), is entered into by and among Lamington Road Designated Activity Company, a designated activity company limited by shares (incorporated and existing under the laws of Ireland with its registered office at 1-2 Victoria Buildings, Haddington Road, Dublin 4, Ireland and registration number 541559) (the “Pledgor”), Wilmington Trust, National Association (“Wilmington Trust”), as collateral agent (in such capacity, the “Collateral Agent”), and Palomino JV, L.P., a Cayman exempted limited partnership (together with any subsequent, successor or additional Purchaser Indemnified Party, the “Secured Parties” and each, a “Secured Party”)
RECITALS
A.Substantially concurrently herewith, the Pledgor is executing that certain Amended and Restated Agreement of Limited Partnership, dated on or about the date hereof (as amended, restated, supplemented, replaced or modified from time to time, the “A&R LPA”), and that certain Subscription Agreement, dated on or about the date hereof (as amended, restated, supplemented, replaced or modified from time to time, the “Subscription Agreement”).
B.To induce the Secured Parties to enter into the A&R LPA, the Subscription Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to execute and deliver this Pledge Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions and Interpretation.
(a)    Definitions. When used in this Pledge Agreement, the following terms have the following respective meanings:
“A&R LPA” has the meaning set forth in the Recitals.
“Act” has the meaning given to such term in Section 6(b).
“Advance Facility Obligations” shall mean and include, without limitation, all present and future loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Class B Limited Partners of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money) or otherwise owed or owing to the Class A Limited Partners, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the A&R LPA or any of the other Transaction Documents relating to the repayment of the Advance Facility, including, without limitation, all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Class B Limited Partners or any other Person, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Class B Limited Partners hereunder and thereunder in relation to the Advance Facility.
“Class A Limited Partner” shall mean Palomino JV, L.P. or such other Person as identified by the General Partner to the Collateral Agent in writing as the Class A Limited Partner.
“Class B Limited Partner” shall mean Lamington Road Designated Activity Company or such other Person as identified by the General Partner to the Collateral Agent in writing as the Class B Limited Partner.
“Class B Partnership Equity Securities” of any Person shall mean (i) Class B Partnership Units and (ii) all warrants, options and other rights to acquire any of the foregoing.
“Class B Partnership Units” has the meaning given to such term in the A&R LPA.
“Class D Limited Partner” shall mean Palomino JV, L.P. or such other Person as identified by the General Partner to the Collateral Agent in writing as the Class D Limited Partner.
“Class D Obligations” shall mean and include, without limitation, all present and future loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Class B Limited Partners to the Class D Limited Partners of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money) or otherwise owed or owing to the Class D Limited Partners, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the A&R LPA or any of the other Transaction Documents relating to the Class D Partnership Units, the Class D Return, the Class D Payment Amount, including, without limitation, all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Class B Limited Partners or any other Person, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Class B Limited Partners hereunder and thereunder in relation to the Class D Partnership Units.
“Class D Return” has the meaning given to such term in the A&R LPA.
“Collateral” shall have the meaning given to such term in Section 2.
“Collateral Agent” has the meaning given to such term in the Preamble.
“Collections Account” has the meaning given to such term in the SACCA.

“Directing Secured Parties” shall have the meaning given to such term in Section 9.4.
“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person), but excluding distributions or dividends payable by a Person solely in common membership interests or common shares of Equity Securities of such Person.
“Equity Securities” of any Person shall mean (i) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.
“Event of Default” means the occurrence of one or more of the following events:

i.
prior to the three year and six month anniversary of the Effective Date, any Seller Party shall fail to pay any amount due on account of any of the Indemnity Obligations when the same shall become due and payable under the terms of the Subscription Agreement, the A&R LPA and this Pledge Agreement, whether at the due date thereof or at a date fixed for payment thereof or otherwise;

ii.
after the three year and six month anniversary of the Effective Date, the Secured Parties shall fail to receive any amount due on account of any of the Indemnity Obligations on the first Distribution Date after the same shall become due and payable under the terms of the Subscription Agreement, the A&R LPA and this Pledge Agreement;

iii.	any Secured Party shall fail to receive any amount due on account of the Advance Facility Obligations or the Class D Obligations when due under the terms of the A&R LPA;

iv.
any event or condition occurs that results in any Material Indebtedness of the Pledgor incurred on or after the Effective Date becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the redemption thereof or any offer to redeem to be made in respect thereof, prior to its scheduled maturity or require the Pledgor to make an offer in respect thereof;

v.
reversal of the Approval Order by the Bankruptcy Court or modification of the Approval Order by the Bankruptcy Court that has an adverse effect on (i) any Secured Party’s rights under any Transaction Document, (ii) the release of the Issuer pursuant to the Approval Order and the Assumption Agreement or (iii) any further obligation of the Issuer or the Pledgor under any Transaction Document, in any case without the consent of the Secured Parties;

vi.	failure of the Pledgor to comply with the terms of the Approval Order;

vii.
with respect to the Pledgor (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not (i) covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect, shall be rendered against the Pledgor or any combination thereof; and, in case of each of clause (i) or (ii), the same shall remain unpaid, unsatisfied, undischarged or unsettled for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Pledgor to enforce any such judgment, and unless, with respect to any of the foregoing, the same shall be effectively stayed pursuant to the Bankruptcy Code;

(i)
the Pledgor or any subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; and

(ii)
an involuntary case or other proceeding shall be commenced against the Pledgor or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Pledgor or any subsidiary under the applicable insolvency, bankruptcy laws or other similar law as now or hereafter in effect.
“General Partner” means Palomino GP Limited, an entity form under the laws of the Cayman Islands.
“Holder” shall have the meaning given to such term in Section 4.10(f).
“Indemnified Claims” has the meaning given to such term in the Subscription Agreement.
“Indemnity Obligations” shall mean and include, without limitation, all present and future loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Parent, Seller, Pledgor or any Class B Limited Partner to the Purchaser Indemnified Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Subscription Agreement or any of the other Transaction Documents relating to the Indemnified Claims or other indemnity obligations due from Parent, Seller, Pledgor or any subsequent Class B Limited Partner to the Purchaser Indemnified Parties, including, without limitation, all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Parent, Seller, Pledgor or any subsequent Class B Limited Partner or any other Person, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Parent, Seller, Pledgor or any subsequent Class B Limited Partner hereunder and thereunder relating to such Indemnified Claims.
“Issuer” shall mean White Eagle Asset Portfolio, LP.
“Material Indebtedness” shall mean any Indebtedness the outstanding principal amount of which is in excess of $1,000,000.
“Parent” has the meaning given to such term in the Subscription Agreement.
“Pledge Agreement” shall mean this Pledge Agreement and all schedules, exhibits, annexes, joinders and attachments hereto, as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Pledged Securities” shall have the meaning given to such term in Section 2(a).
“Pledgor” has the meaning given to such term in the Preamble.
“Purchaser Indemnified Parties” has the meaning given to such term in the Subscription Agreement.
“Redemption Right” shall have the meaning given to such term in Section 4.10(g).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Responsible Officer” means any officer within the Collateral Agent’s Corporate Trust Services department with direct responsibility for the administration of this Agreement, or to whom any matter contemplated by this Agreement is referred because of his or her knowledge of or familiarity with a particular subject.
“SACCA” shall have the meaning given to such term is Section 4.10(h).
“Secured Obligations” shall mean and include the Class D Obligations, the Indemnity Obligations and the Advance Facility Obligations.
“Secured Parties” has the meaning set forth in the preamble hereto. For the avoidance of doubt, the Collateral Agent shall not be considered a Secured Party.
“Seller Parties” means Emergent Capital, Inc., the Pledgor, and the Withdrawing General Partner (as defined in the Subscription Agreement).
“Subscription Agreement” has the meaning set forth in the Recitals.
“Transaction Documents” has the meaning given to such term in the Subscription Agreement.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation or attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation or attachment, perfection of priority and for purposes of definitions related to such provisions.
“Wilmington Trust” has the meaning given to such term in the Preamble.
(b)    Other Definitions; Interpretation. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Subscription Agreement or the A&R LPA shall have the respective meanings given to those terms in the Subscription Agreement or the A&R LPA, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The Pledgor and the Secured Parties hereby agree not to permit any amendment to any term used herein but defined in the Subscription Agreement or the A&R LPA that would impact the Collateral Agent's rights or obligations herein without the Collateral Agent’s prior written consent.
2.    Pledge. The Pledgor hereby assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to the Collateral Agent, on behalf of the Secured Parties, as security for the full, prompt,

complete and final payment when due and prompt performance and observance of all of the Secured Obligations of the Pledgor, and in order to induce the Secured Parties to enter into the Subscription Agreement, the A&R LPA and the other Transaction Documents, a security interest in and to all of the Pledgor’s right, title and interest in, to and under each of the following property, whether now owned or hereafter acquired by the Pledgor or in which the Pledgor now holds or hereafter acquires any interest (all of which being hereinafter collectively called the “Collateral”):
(a)    All Class B Partnership Equity Securities issued by the Issuer (all such Class B Partnership Equity Securities, whether certificated or uncertificated, to be referred to herein collectively as the “Pledged Securities”);
(b)    All rights of the holder of Pledged Securities with respect thereto, including, without limitation, all voting rights and all rights to cash and noncash Distributions and other distributions on account thereof;
(c)    All other certificated and uncertificated securities and any other evidence of a Class B Partnership Equity Security issued by the Issuer;
(d)    All books and records relating to the foregoing Collateral;
(e)    All accounts, documents, general intangibles, instruments, investment property and all supporting obligations with respect any of the property described in this Section 2;
(f)    All Distributions, cash, instruments, products, accessions, rents, profits, income, interest, earnings, revenues, money, benefits, substitutions and replacements of and to, and other property from time to time received, receivable or otherwise distributed or distributable in each case on and after the date hereof in respect of or in exchange for any of the property described in clauses (a) – (e) above; and
(g)    All Proceeds of or relating to the foregoing.
3.    Representations and Warranties. The Pledgor represents, warrants and covenants to the Secured Parties and the Collateral Agent that:
(a)    The Pledgor is the sole holder of record and the sole legal and beneficial owner of the Collateral in which it purports to assign, convey, mortgage, pledge, grant, hypothecate and transfer as security for the Secured Obligations (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights in such Collateral, will be the record legal and beneficial owner thereof), free and clear of any adverse claim, as defined in Section 8‑102(a)(1) of the UCC (or any other then applicable provision of the UCC), except for the Lien created in favor of the Collateral Agent by this Pledge Agreement and the other Transaction Documents. No other Person has (or, in the case of after-acquired Collateral, at the time the Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to such Collateral.

(b)    No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by the Pledgor in favor of the Collateral Agent pursuant to this Pledge Agreement.
(c)    The execution and delivery of this Pledge Agreement creates a legal and valid security interest on and in all of the Collateral in which the Pledgor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, the Collateral Agent has a fully perfected first priority security interest in all of the Collateral in which the Pledgor now has rights. This Pledge Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which the Pledgor later acquires rights, when the Pledgor acquires those rights.
(d)    The Pledgor’s exact legal name, jurisdiction of organization and chief executive office and/or place of business are set forth on Schedule I attached hereto or as otherwise set forth in a written notice given to the Collateral Agent pursuant to Section 4.7 below. The Pledgor shall not change such legal name, jurisdiction of organization, chief executive office or place of business without thirty (30) days’ prior written notice to the Collateral Agent.
(e)    All Pledged Securities of the Pledgor have been (or in the case of after-acquired Pledged Securities, at the time the Pledgor acquires rights therein, will have been) duly authorized, validly issued and fully paid and are (or in the case of after-acquired Pledged Securities, at the time the Pledgor acquires rights therein, will be) non-assessable.
(f)    The Pledgor has delivered to the Collateral Agent, together with all necessary stock powers (or equivalent for non-stock equity), endorsements, assignments and other necessary instruments of transfer, the originals of all stock certificates (or equivalent for non-stock equity), instruments, notes, other certificated securities, other Collateral and all certificates, instruments and other writings evidencing the same.
(g)    No authorization, approval or other action by, and no notice to or filing, declaration or registration with, any governmental entity is required for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, except for those already obtained and those in connection with a disposition of the Investment Property as may be required by applicable law affecting the offering and sale of securities generally or as may be required by applicable law.
4.    Covenants. The Pledgor covenants and agrees with the Collateral Agent and the Secured Parties that from and after the date of this Pledge Agreement and until the Secured Obligations have been completely and finally paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and this Pledge Agreement has terminated in accordance with Section 10.6.
4.1    Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent or the Directing Secured Parties may deem desirable to obtain the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent hereunder, (b) filing any financing statements, amendments or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with the Collateral Agent or the Directing Secured Parties in filing any forms or other documents required to be filed with any governmental entity required in connection with this Pledge Agreement, and (d) transferring Collateral to the Collateral Agent’s possession. Without limiting the generality of the preceding sentence, and with respect to the Collateral, the Pledgor shall (i) procure, execute and deliver to the Collateral Agent all stock powers (or equivalent for non-stock equity), endorsements, assignments and other instruments of transfer reasonably requested by the Collateral Agent or the Directing Secured Parties, (ii) deliver to the Collateral Agent promptly upon receipt the originals of all Pledged Securities, other certificated securities representing or comprising Collateral, other Collateral and all certificates, instruments and other writings evidencing the same, (iii) cause the Lien of the Collateral Agent to be recorded or registered in the books of any financial intermediary or clearing corporation holding any Collateral as and when requested by the Collateral Agent or the Directing Secured Parties or (iv) at the request of the Collateral Agent or the Directing Secured Parties, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby. Each of the other parties hereto shall provide the Collateral Agent with copies of all financing statements (including all continuations, amendments and terminations related thereto) regarding the Collateral promptly following such party’s filing any such document with any governmental authority, and each of the parties hereto shall provide the Collateral Agent with copies of any such filings in such party’s possession upon the Collateral Agent’s request. The Pledgor also hereby authorizes the Collateral Agent, to the extent not prohibited by applicable law, to file any such financing statement, amendment or continuation statement without the signatures of the Pledgor; provided, that, anything contained herein to the contrary notwithstanding, the Collateral Agent shall not have any duty or responsibility in respect of, and makes no representation or warranty with respect to the preparation, filing, correctness, maintenance or accuracy of any financing statement or continuation statement evidencing any Lien in any Collateral.
4.2    Indemnification. The Pledgor shall save, indemnify, defend, protect and keep the Secured Parties and Collateral Agent (in its individual capacity and in its capacity as such) and their respective affiliates, and of their and their affiliates’ shareholders, partners, equityholders, members, insiders, officers, directors, managers, employees, advisors, agents, representatives, subsidiaries, successors and assigns harmless from and against any and all expenses, losses, claims, liabilities, penalties, causes of action, demands, judgments, suits, costs, taxes or damages (in each case, including, but not limited to, reasonable and documented attorneys’ fees and expenses, court costs and costs of investigation) of any kind or nature whatsoever (collectively, “Expenses”) related to, arising out of or in connection with this Agreement, the creation, grant or perfection of the security interest contemplated by this Agreement and the other Transaction Documents or a breach by the Pledgor of any obligation hereunder, including, without limitation, the Expenses of the Secured Parties or the Collateral Agent incurred in connection with any enforcement (including any action, claim or suit brought) by the Secured Parties or the Collateral Agent of any indemnification or other obligation of the Pledgor, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Secured Party or Collateral Agent, as applicable, and all such obligations of the Pledgor shall be and remain enforceable against and only against the Pledgor and shall not be enforceable against the Secured Parties or Collateral Agent. To the fullest extent permitted by law, Expenses incurred by the Secured Parties or the Collateral Agent in defending or preparing to defend any Indemnified Claims shall, from time to time, be reimbursed by the Pledgor prior to the final disposition of any matter upon receipt by the Pledgor of a written undertaking (in form and substance acceptable to the Pledgor) to repay such amount if it shall be determined that the Secured Parties or the Collateral Agent, as applicable, is not entitled to be indemnified hereunder. Nothing contained herein shall serve to amend, modify, alter or change the terms of the Indemnity Obligations owed by the Pledgor to the Secured Parties. For the avoidance of doubt, as between the Pledgor and the Secured Parties, this Section 4.2 shall only relate to indemnity obligations and Expenses arising under, related to or in connection with this Agreement.
Each Secured Party agrees to severally, based on its pro rata percentage of the total issued and outstanding Class A Partnership Units, save, indemnify, defend, protect and keep the Collateral Agent (in its individual capacity and in its capacity as such), its affiliates, and its respective directors, officers, employees, agents and shareholders (each, an “Collateral Agent Indemnitee Party”) harmless, to the extent that such Collateral Agent Indemnitee Party shall not have been promptly reimbursed by the Pledgor, from and against any and all expenses, losses, claims, liabilities, penalties, causes of action, demands, judgments, suits, costs, taxes or damages (in each case, including, but not limited to, reasonable and documented attorneys’ fees and expenses, court costs and costs of investigation) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Collateral Agent Indemnitee Party in exercising its powers, rights, and remedies or performing its duties hereunder or otherwise in its capacity as such Collateral Agent Indemnitee Party in any way relating to or arising out of this Agreement, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Collateral Agent Indemnitee Party. If any indemnity furnished to any Collateral Agent Indemnitee Party for any purpose shall, in the opinion of such Collateral Agent Indemnitee Party, be insufficient or become impaired, such Collateral Agent Indemnitee Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Notwithstanding the foregoing, no Collateral Agent Indemnitee Party shall seek payment from the Secured Parties of any indemnity obligations (i) owed to Wilmington Trust solely in its capacity as Securities Intermediary, Custodian or Paying Agent and arising under a Transaction Document other than this Pledge Agreement, and (ii) unless such obligation has not been fulfilled to the reasonable satisfaction of the Collateral Agent Indemnitee Party within thirty (30) days after written demand is made by a Collateral Agent Indemnitee Party to the Pledgor with respect to such obligation.
This Section 4.2 shall survive the termination or assignment of this Pledge Agreement and the resignation or removal of the Collateral Agent.
4.3    Limitation on Liens on Collateral. The Pledgor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove,

any lien on the Collateral, except for the Lien in favor of the Collateral Agent. The Pledgor shall further defend the right, title and interest of the Collateral Agent in and to any of the Pledgor’s rights under any Collateral and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.
4.4    Taxes, Assessments, Etc. The Pledgor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims against, any Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith and there is no risk of forfeiture of any Collateral. Anything contained herein to the contrary notwithstanding, the Collateral Agent shall not have any duty or responsibility in respect of, and makes no representation or warranty with respect to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
4.5    Limitations on Disposition. The Pledgor shall keep the Collateral separate and identifiable from other property that is not Collateral and the Pledgor shall not sell, lease, license, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so. Any such action in violation of this Section 4.5 shall be null and void.
4.6    Further Identification of Collateral. The Pledgor shall, if so requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
4.7    Continuous Perfection. The Pledgor shall not change its legal name in any manner or its jurisdiction of organization, chief executive office or place of business to a country or state outside of the country or state of its jurisdiction of organization, chief executive office and place of business as of the date hereof unless the Pledgor shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to ensure that the Collateral Agent at all times has and continues to maintain a valid, enforceable, first priority, perfected security interest in the Collateral.
4.8    Authorizations with Respect to Financing Statements, etc. The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. The Pledgor agrees to promptly furnish any such information that the Collateral Agent may reasonably request. The Pledgor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

4.9    Terminations and Amendments Not Authorized. The Pledgor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Collateral Agent and agrees that it will not do so without the prior written consent of the Collateral Agent, subject to the Pledgor’s rights under Section 9‑509(d)(2) of the UCC.
4.10    Pledged Collateral; Voting Rights and Distributions.
(a)    Prior to an Event of Default, the Pledgor shall deliver to the Collateral Agent all certificates or instruments representing or evidencing any Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent and the Secured Parties. The Collateral Agent shall have the right, at any time in its discretion and after an Event of Default without prior notice to the Pledgor, to transfer to or to register in its name or in the name of its nominees any or all of the Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.
(b)    After an Event of Default, Pledgor shall, promptly but in no event more than two business days of receipt, remit (or shall permit the Paying Agent to remit, on the Pledgor’s behalf) all cash Distributions thereafter paid in respect of the Pledged Securities to the Collateral Agent, which Distributions the Secured Parties shall ensure shall be applied to the Secured Obligations or held as proceeds of the Collateral to secure the Secured Obligations. Any sums paid upon or in respect of any of the Pledged Securities after any Event of Default and upon the liquidation or dissolution of the Issuer, any Distribution of capital made on or in respect of any of the Pledged Securities or any property distributed upon or with respect to any of the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations until distributed pursuant to the instructions of the Directing Secured Parties. If any sums of money or property so paid or distributed pursuant to the immediately preceding sentences in respect of any of the Pledged Securities shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Pledgor, as additional security for the Secured Obligations.
(c)    Except as provided in Section 6, the Pledgor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Pledgor which would (i) be inconsistent with or result in any violation of any provision of the Subscription Agreement, the A&R LPA, this Pledge Agreement, any other Transaction Document or would adversely affect the Collateral Agent’s Lien on the Collateral or its remedies with respect thereto or (ii) without prior notice to the Collateral Agent and the Secured Parties, permit the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer.
(d)    The Pledgor shall not grant “control” (within the meaning of such term under Section 9‑106 of the UCC) over any Collateral to any Person other than the Collateral Agent.
(e)    The Pledgor shall not agree to any provision in, or amendment of, a limited liability company agreement or partnership agreement that adversely affects the perfection of the security interest of the Collateral Agent in any pledged partnership interests or pledged limited liability company interests pledged by the Pledgor hereunder, including electing to treat the membership interest or partnership interest of the Issuer as a security under Section 8‑103 of the UCC.
(f)    If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) that has not been delivered to the Collateral Agent is in the possession of a Person other than the Collateral Agent or the Pledgor (a “Holder”), then the Pledgor shall immediately, at the Collateral Agent’s request, cause such Collateral to be delivered into the Collateral Agent’s possession or, if the Pledgor, after exercise of its best efforts, is unable to cause such Collateral to be delivered to the Collateral Agent, execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of the Collateral Agent in such Collateral, including, without limitation, obtaining from such Holder a written acknowledgement that such Holder holds such Collateral for the Collateral Agent, all pursuant to Section 8‑106 of the UCC or other applicable law governing the perfection of the Collateral Agent’s security interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to the Collateral Agent.
(g)    The Pledgor agrees that, to the extent the Pledgor has a right, upon the occurrence of an event or otherwise, to cause the Issuer to redeem, purchase or otherwise acquire some or all of the Collateral (a “Redemption Right”), upon completion of the exercise of such right (which has not been withdrawn prior to such completion) to the extent that some or all of such Collateral is in fact redeemed and converted into a liquidated right to receive a designated amount of funds, so long as any Secured Obligations remain outstanding, any obligation of the Issuer or any subsidiary of the Issuer or any guarantor to make a payment in respect thereof to the Pledgor shall be and is hereby subordinated to the payment of all Secured Obligations as and to the extent specified in the A&R LPA and the Subscription Agreement. In connection therewith, the Pledgor shall not accept or receive any payment or Distribution on or in respect of such Redemption Right or any obligation arising in connection therewith that exceeds amounts then payable or distributable to the Pledgor as holder of the Class B Partnership Interests, of any kind or character (including cash, securities or other property), unless and until all Secured Obligations then due and payable have been paid in accordance with the A&R LPA and the Subscription Agreement, or until this Pledge Agreement has terminated in accordance with Section 10.6. If the holder of any Redemption Right shall receive any payment or Distribution on or in respect of such Redemption Right in violation of the provisions of this section, it shall hold such payment in trust for the benefit of the Collateral Agent and shall forthwith remit the same in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same, to the Collateral Agent for application to the Secured Obligations.
(h)    The Collateral Agent is hereby directed by the Secured Parties, and hereby agrees, to deposit any amounts that the Collateral Agent actually receives as to which it is notified are in respect of any of the Pledged Securities, any Distribution or as a result of the exercise of its duties hereunder to the Collections Account established pursuant to that certain Securities Account Control, Paying Agent and Custodian Agreement, dated as of the date hereof by and among the Issuer and Wilmington Trust, acting solely as securities intermediary, paying agent and custodian (the “SACCA”).
5.    The Collateral Agent’s Appointment as Attorney-in-Fact.
(a)    Subject to Section 5(b) below, the Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time at the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement.
(b)    The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 5. The Pledgor hereby ratifies, to the extent not prohibited by applicable law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely paid and performed in full and this Pledge Agreement has terminated in accordance with Section 10.6.
(c)    The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall have no duty as to any Collateral, including, without limitation, any responsibility for (i) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or (ii) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgor reasonably requests in writing (with the prior written consent of the Directing Secured Parties) at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Notwithstanding anything to the contrary herein, the Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Pledgor for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Pledgor hereby ratifies all that the Collateral Agent as its attorney-in-fact shall do or cause to be done by virtue of this Pledge Agreement.
6.    Rights and Remedies Upon Default.
(a)    If any Event of Default shall occur and be continuing, the Collateral Agent may, and in accordance with the written direction of the Directing Secured Parties shall, exercise, in addition to all other rights and remedies granted to it under this Pledge Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under applicable law, including, without limitation, the UCC. Without limiting the generality of the foregoing, the Pledgor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent not prohibited by the UCC and other applicable law), shall have the right to collect the Proceeds from all Collateral (including, without limitation, Distributions on Pledged Securities) and may (i) collect, receive, appropriate, foreclose upon and realize upon the Collateral, or any part thereof, (ii) transfer to or to register on the books of the Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of the Collateral Agent or any of its nominees any or all of the Collateral, (iii) exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, and (iv) to the exclusion of the Pledgor, exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders, partners, members or other equity holders, as the case may be, of the Issuer or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer of securities pledged hereunder, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. The Pledgor authorizes the Collateral Agent, on the terms set forth in this Section 6, to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Collateral Agent, appears to be prior or superior to its security interest. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent not prohibited by applicable law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Pledgor hereby releases. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title, which procedures shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 6(j), below, and the Pledgor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9‑608(a)(1)(c) of the UCC (or any other then applicable provision of the UCC), need the Collateral Agent account for the surplus, if any, to the Pledgor. To the maximum extent not prohibited by applicable law, the Pledgor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as are determined by a final, non-appealable judgment of a court of competent jurisdiction to arise out of the gross negligence or willful misconduct of the Collateral Agent. The Pledgor agrees that the Collateral Agent need not give more than ten (10) days’ prior written notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent or Secured Parties are entitled, and the Pledgor shall also be liable for attorneys’ fees or costs of any attorneys employed by the Collateral Agent to collect such deficiency.
(b)    As to any Collateral, if, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of such Collateral, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 6(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 6(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including, without limitation, a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.
(c)    The Collateral Agent shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale conducted in a commercially reasonable manner, which shall be conducted at the direction of the Directing Secured Parties. Each party hereto agrees that any private sales may be at prices and on terms less favorable to the Collateral

Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that neither the Collateral Agent nor the Secured Parties shall have any obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale. The purchase price received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of Collateral shall be deemed conclusive and binding on the parties hereto. Each party hereto hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the obligations owed under the Transaction Documents, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.
(d)    At the direction of the Directing Secured Parties, the Collateral Agent may retain the services of a financial advisor in connection with any such sale under this Agreement, and the Collateral Agent may retain such a financial advisor prior to an Event of Default if it shall have received the prior written consent of the Directing Secured Parties (such consent not to be unreasonably withheld, delayed or conditioned). The fees and expenses of such financial advisor shall be paid by the Pledgor and shall be deemed part of the Secured Obligations.
(e)    In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Pledge Agreement with respect to the Collateral and to receive all Distributions which it may be entitled to receive under this Pledge Agreement with respect to the Collateral, from and after the occurrence and during the continuance of an Event of Default, (i) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders, Distribution payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Pledgor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of such Collateral would be entitled (including giving or withholding written consents of shareholders, partners, members or other equity holders, as the case may be, calling special meetings of shareholders, partners, members or other equity holders, as the case may be, and voting at such meetings), which proxy shall be effective automatically and without the necessity of any action (including any transfer of such Collateral on the record books of the Issuer) by any other Person (including the Issuer or any officer or agent thereof) during each period of time that an Event of Default has occurred and is continuing. The Pledgor acknowledges and agrees that the irrevocable proxy granted to the Collateral Agent by the Pledgor pursuant to the preceding sentence with respect to the Collateral is coupled with an interest and shall be exercisable by the Collateral Agent during each period of time that an Event of Default has occurred and is continuing, regardless of the length of any such period of time. The Pledgor hereby expressly authorizes and instructs the Issuer to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying and (ii) pay any Distributions or other payments with respect to the Collateral directly to the Collateral Agent in compliance with any such instructions.
(f)    The Pledgor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental entity, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
(g)    The Pledgor agrees to pay all fees, costs and expenses of the Collateral Agent, including, without limitation, attorneys’ fees and costs, incurred in connection with the enforcement of any of its rights and remedies hereunder. This Section 6(g) shall survive the termination or assignment of this Pledge Agreement and the removal or resignation of the Collateral Agent.
(h)    The Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent not prohibited by applicable law) of any kind in connection with this Pledge Agreement or any Collateral in accordance with the A&R LPA.
(i)    The Pledgor agrees that a breach of any covenants contained in this Section 6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that in such event the Collateral Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Section 6 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.
(j)    The Secured Parties shall cause the proceeds of any sale, disposition or other realization upon all or any part of the Collateral to be applied to the Secured Obligations in the order prescribed for such Secured Obligations in the A&R LPA.
(k)    Notwithstanding the foregoing in this Section 6 but without limiting the right of set off or any other rights of the Purchaser Indemnified Parties, to the extent that the Pledgor in good faith disputes its obligations with respect to any Indemnified Claim, the Purchaser Indemnified Parties shall not foreclose or cause the foreclosure on the Class B Partnership Units pledged under this Pledge Agreement as a result of such Indemnified Claim until such Indemnified Claim has been settled or adjudicated by a final and non-appealable judgment of a court of competent jurisdiction; provided however, that while the dispute, negotiations, settlement or adjudicating proceedings are undergoing, the Pledgor shall reimburse the relevant Purchaser Indemnified Parties (and the

Collateral Agent (if applicable)) for reasonable and documented costs or expenses (including reasonable and documented attorneys’ fees and Expenses) and nothing contained herein shall prevent the Collateral Agent or any Secured Party from foreclosing or causing a foreclosure on the Collateral as a result of an Event of Default on account of Class D Obligations or Advance Facility Obligations.
7.    RESERVED.
8.    Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. This Section 8 shall survive the termination of this Pledge Agreement.
9.    Collateral Agent.
9.1    Collateral Agent. Each Secured Party hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Pledge Agreement, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights or remedies, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Pledge Agreement and the written instructions of the Directing Secured Parties. In furtherance of the foregoing provisions of this Section 9.1, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section 9.1.
9.2    Collateral Agent Standard of Care. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care of a prudent collateral agent in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody, preservation and disposition of Collateral in its possession and in the accounting for moneys received by it hereunder if such Collateral and moneys are accorded treatment reasonably equal to that which the Collateral Agent accords similar property it holds for other Persons when providing the same or substantially similar services for such other Persons. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise. If an Event of Default occurs and is continuing and the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith (including fees and expenses of counsel) shall be payable in accordance with Section 6(e) of this Agreement until paid in full.
9.3    Duties and Obligations of Collateral Agent. The Collateral Agent shall have no duties or obligations except those expressly set forth in this Pledge Agreement. Without limiting the generality of the foregoing, %3. the Collateral Agent shall not be subject to any fiduciary or other implied duties, covenants, liabilities or obligations, regardless of whether an Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Transaction Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (a) the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers, and (b) except as expressly set forth herein, the Collateral Agent shall have no duty to disclose, and shall not be liable under any circumstances for the failure to disclose, any information relating to the Pledgor or any of its Subsidiaries that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to a Responsible Officer of the Collateral Agent by the Pledgor or a Secured Party and such notice references such Event of Default (and, in the absence of receipt by a Responsible Officer of such notice, the Collateral Agent may conclusively assume that no such Event of Default has occurred and shall have no obligation to investigate or verify that such event has in fact occurred), and shall not be responsible for or have any duty to ascertain or inquire into %4. any statement, warranty or representation made in or in connection with this Pledge Agreement or any other Transaction Document, %4. the contents of any certificate, report or other document delivered hereunder or under any other Transaction Document or in connection herewith or therewith, %4. the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Transaction Document, %4. the validity, enforceability, effectiveness or genuineness of this Pledge Agreement, any other Transaction Document or any other agreement, instrument or document, %4. the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent, %4. the existence, value, perfection or priority of any collateral security or the financial or other condition of the Pledgor and its Subsidiaries or any other obligor or guarantor, or %4. any failure by the Pledgor or any other Person (other than itself) to perform any of its obligations hereunder or under any other Transaction Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions set forth herein, each Secured Party shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Secured Party unless the Collateral Agent shall have received written notice from such Secured Party prior to the proposed closing date specifying its objection thereto.
9.4    Action by Collateral Agent. The Collateral Agent shall have no duty to take any discretionary or permissive action or exercise any discretionary or permissive powers. In the event that any provision of this Agreement or any other Transaction Document implies or requires that action or forbearance from action be taken by a party but is silent as to which party has the duty to act or refrain from acting, the parties hereto agree that the Collateral Agent shall not be the party required to take the action or refrain from acting. In all cases, the Collateral Agent shall be fully justified in failing or refusing to act hereunder unless it shall %3. receive reasonable, written instructions from (i) the holders of a majority in interest of the Class A Partnership Units, (collectively, such Persons the “Directing Secured Parties”), or (ii) all the Secured Parties, as applicable, in each case, together with a certificate from the General Partner certifying, as applicable, as to the holdings of the Class A Partnership Units or the identity of each Secured Party and specifying the action to be taken and %3. be indemnified to its satisfaction by the Secured Parties against any and all liability and expenses (including, without limitation, counsel fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Collateral Agent shall be binding on all of the Secured Parties. Each party hereto (other than the Collateral Agent) hereby agrees to cause the General Partner to confirm in writing to Collateral Agent, promptly upon the request of Collateral Agent and promptly following any transfer or new issuance of any Partnership Units, the identity of, contact information for, and, if applicable, the Percentage Interest, of each Secured Party, upon which confirmation the Collateral Agent may conclusively rely without investigation. If an Event of Default has occurred and is continuing, then the Collateral Agent shall take such action with respect to such Event of Default as shall be directed by the Directing Secured Parties in the written instructions (with indemnities) described in this Section 9.4, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Secured Parties. In no event, however, shall the Collateral Agent be required to take any action if it shall have reasonably determined, or shall have been advised by its counsel, that such action is likely to result in liability on the part of the Collateral Agent or which is contrary to this Pledge Agreement, the Transaction Documents or applicable law. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Directing Secured Parties or the Secured Parties. Notwithstanding anything to the contrary herein, the Collateral Agent shall not be liable for any action taken or not taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.
9.5    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely conclusively upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Collateral Agent shall not be responsible for the content or accuracy of any such writings provided to the Collateral Agent, and shall not be required to recalculate, certify, or verify any information contained therein. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Pledgor and the Secured Parties hereby waives the right to dispute the Collateral Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Collateral Agent. The Collateral Agent may, at the expense of the Pledgor, consult with legal counsel (who may be counsel for the Pledgor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent may, at the expense of the Pledgor, request, rely on and act in accordance with, and shall be protected in relying on, officer’s certificates and opinions of counsel in form and substance acceptable to the Collateral Agent. The Collateral Agent may deem and treat the payee of any note or Equity Security as the registered holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with a Responsible Officer of the Collateral Agent.
9.6    Subagents. The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents (which sub-agents shall be subject to the prior written consent of the Secured Parties, not to be unreasonably withheld), attorneys, custodians, servicers, managers, nominees or other skilled professionals appointed by the Collateral Agent. The Collateral Agent shall not be held responsible or liable for any action, inaction, misconduct or negligence of any Persons selected by the Collateral Agent in good faith. The exculpatory provisions of the preceding Sections of this Section 9 shall apply to any such sub-agents, attorneys, custodians, servicers, managers, nominees or other skilled professionals and to the Related Parties of the Collateral Agent, and shall apply to their respective activities in connection with the transactions contemplated herein as well as activities as Collateral Agent.
9.7    Resignation or Removal of Collateral Agent; Merger. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this Section 9.7, the Collateral Agent may resign at any time by notifying the Secured Parties and the Pledgor, and the Collateral Agent may be removed at any time with or without cause by thirty (30) days’ prior written notice given by the Directing Secured Parties. Upon any such resignation or removal, the Directing Secured Parties shall have the right, in consultation with the Pledgor, to appoint a successor. If no successor shall have been so appointed by the Directing Secured Parties and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or after removal of the retiring Collateral Agent, then the retiring Collateral Agent may, at the expense of Pledgor (including with respect to attorney’s fees and expenses), petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Pledgor to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Pledgor and such successor. After the Collateral Agent’s resignation or removal hereunder, the provisions of this Section 9, Section 4.2 and Section 10.8 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.
Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Collateral Agent shall be a party or (iii) which may succeed to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties.

9.8    No Reliance. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any other agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Pledge Agreement and each other Transaction Document to which it is a party. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any other agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Pledge Agreement, any other Transaction Document, any related agreement or any document furnished hereunder or thereunder. The Collateral Agent shall not be required to keep any Secured Party informed as to the performance or observance by the Pledgor or any of its Subsidiaries of this Pledge Agreement, the Transaction Documents or any other document referred to or provided for herein or to inspect the properties or books of the Pledgor or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, no agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of the Pledgor (or any of its Affiliates) which may come into the possession of the Collateral Agent or any of its Affiliates. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with this Pledge Agreement and each other Transaction Documents and the matters contemplated herein and therein. Each Secured Party hereby agrees that the Collateral Agent (A) has not provided nor will it provide in the future, any advice, counsel or opinion regarding this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, including, but not limited to, with respect to the tax (including gift tax and estate tax), financial, investment, securities law or insurance implications and consequences of the consummation, funding and ongoing administration of this Agreement or any other Transaction Document, or the initial and ongoing selection and monitoring of financing arrangements, (B) has not made any investigation as to the accuracy or completeness of any representations, warranties or other obligations of any Person under this Agreement or any other document or instrument and shall not have any liability in connection therewith (other than, in each case, the Collateral Agent's representations and warranties expressly set forth in this Agreement), and (C) has not prepared or verified, nor shall it be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document delivered in connection with this Agreement.
9.9    Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Pledgor or any of its Subsidiaries, the

Collateral Agent (irrespective of whether an Event of Default has occurred and irrespective of whether the Collateral Agent shall have made any demand on the Pledgor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the Secured Obligations owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Collateral Agent and their respective agents and counsel and all other amounts due the Secured Parties and the Collateral Agent under Section 4.2 and Section 10.8) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 4.2 and Section 10.8.
Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such proceeding.
9.10    Authority of Collateral Agent to Release Collateral and Liens. Each Secured Party hereby authorizes the Collateral Agent to release any collateral that is permitted to be sold or released pursuant to the terms hereof or the direction of the Directing Secured Parties. Each Secured Party hereby authorizes the Collateral Agent to execute and deliver to the Pledgor, at the Pledgor’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Pledgor in connection with any sale or other disposition of property to the extent such sale or other disposition is permitted by the terms of this Agreement or pursuant to the direction of the Directing Secured Parties.
9.11    Special Provisions Relating to the Collateral Agent. The following rights, protections, privileges and immunities provided to the Collateral Agent shall govern the Collateral Agent’s rights, duties, obligations and liability under this Agreement and the other Transaction Documents (solely in its capacity as Collateral Agent under the Transaction Documents) notwithstanding anything herein or therein to the contrary, and shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Agent:

(a)    No provision of this Agreement, any other Transaction Document or any other document or instrument shall require the Collateral Agent to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or thereunder.
(b)    The Collateral Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, except to the extent such action or error in judgment was the result of the gross negligence or willful misconduct of the Collateral Agent, as determined in a final non-appealable judgment by a court of competent jurisdiction.
(c)    The Collateral Agent shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including, but not limited to, acts of God, flood, natural disaster, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, the failure of equipment or interruption of communications or computer facilities or other circumstances beyond the Collateral Agent’s reasonable control, the Collateral Agent shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.
(d)    Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, neither Wilmington Trust nor any successor thereto, nor the Collateral Agent shall be required to take any action in any jurisdiction if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any State or other governmental authority or agency of any jurisdiction; (ii) result in any fee, tax or other governmental charge becoming payable by Wilmington Trust (or any successor thereto) (unless it is indemnified to its reasonable satisfaction for any such action); or (iii) subject Wilmington Trust (or any successor thereto) to personal jurisdiction in any jurisdiction for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust (or any successor thereto) or the Collateral Agent, as the case may be, contemplated hereby or thereby.
(e)    In the event that (i) the Collateral Agent is unsure as to the application or interpretation of any provision of this Agreement or any related document, (ii) this Agreement or any related document is silent or is incomplete as to the course of action that the Collateral Agent is required or permitted to take with respect to a particular set of facts, or (iii) more than one methodology can be used to make any determination to be performed by the Collateral Agent hereunder, then the Collateral Agent may give written notice to the Secured Parties requesting written instruction and, to the extent that the Collateral Agent acts or refrains from acting in good faith in accordance with any written instruction of the Directing Secured Parties, the Collateral Agent shall not be personally liable to any Person. If the Collateral Agent shall not have received such written instruction within ten (10) calendar days of delivery of such notice (or within such shorter period of time as may reasonably be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action, and shall have no liability to any Person for such action or inaction.

(f)    The Collateral Agent shall not be liable for failing to comply with its obligations under this Agreement or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received by the time required. The Collateral Agent shall not have any responsibility for the accuracy of any information provided to any other Person that has been obtained from, or provided to the Collateral Agent by, any other Person. If any error, inaccuracy or omission exists in any information provided to the Collateral Agent, which causes or materially contributes to the Collateral Agent making or continuing any error, inaccuracy or omission, the Collateral Agent shall have no liability for such continuing error, inaccuracy or omission.
(g)    The Collateral Agent shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement other than for the Collateral Agent's compensation.
(h)    The Collateral Agent shall have no notice of, shall not be subject to, and shall not be required to comply with, any other agreement, including any other Transaction Document, unless the Collateral Agent is a party thereto and has executed the same, even though reference thereto may be made herein.
(i)    The Collateral Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other party hereto.
(j)    The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Pledgor or any other Person of its obligations to any other Person, or to inspect the Collateral or the books and records of the Pledgor, any of its Affiliates or any other Person.
(k)    The Collateral Agent (a) may treat any Person reasonably believed by it in good faith to be the holder of any interest issued by the Issuer as the holder thereof until a Responsible Officer of the Collateral Agent receives and accepts a written notification from the General Partner, notifying the Collateral Agent of the transfer or assignment of such interest to an assignee, which notice shall identify the name and address of such assignee and such assignee shall automatically have the benefits and/or obligations as a Secured Party or Pledgor hereunder; and (b) may treat any Person reasonably believed by it in good faith to be the representative of a class of interests issued by the Issuer as the continuing representative of such class of interests until a Responsible Officer of the Collateral Agent receives and accepts a notification from the General Partner that a new representative has been designated for such class of interests, which notice shall identify the name and address of such new representative.
(l)    The Collateral Agent shall not have any duty to conduct any initial or periodic examinations or inspections of, or to inspect the Collateral or any asset (including the books and records) of the Pledgor; (i) as to the presence or absence of defects, (ii) as to the occurrence of any breach of a representation or warranty of any Person, or (iii) for any other purpose.
(m)    Each party shall, at the request of the Collateral Agent, deliver, and cause to be delivered, lists of the Persons authorized to give approvals, directions or instructions under this

Agreement or any related documents, using a form of such lists reasonably acceptable to the Collateral Agent.
(n)    The Collateral Agent shall not be deemed to have knowledge of any event or information held by or imputed to any Person (including an Affiliate, or other line of business or division of the Collateral Agent) other than itself in its capacity as Collateral Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any event or information, or be required to act upon any event or information (including the sending of any notice), unless a Responsible Officer of the Collateral Agent has received written notice referencing such event or information. The availability or delivery (including pursuant to this Agreement or any other Transaction Document) of reports or other documents (including news or other publicly available reports or documents) to the Collateral Agent shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except for such reports or documents, if any, that this Agreement expressly requires the Collateral Agent to review.
(o)    The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document, or to institute, conduct or defend any litigation under this Agreement or any other Transaction Document or otherwise in relation to this Agreement or any other Transaction Document, unless the Collateral Agent has been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Collateral Agent therein or thereby.
(p)    The Collateral Agent shall not be held responsible or liable for, and shall have no duty to supervise, investigate or monitor, the actions or omissions of any other Person, including the other parties hereto, in connection with this Agreement, the other Transaction Documents or otherwise, and the Collateral Agent may assume performance by all such Persons of their respective obligations.
(q)    The Collateral Agent shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(r)    Notwithstanding anything herein or otherwise to the contrary, any amounts that may be due from the Collateral Agent hereunder are payable only from proceeds of the Collateral held by or otherwise available to Wilmington Trust in its capacity as Collateral Agent and not from the individual or company assets of Wilmington Trust.
(s)    The Collateral Agent shall not be liable for the supervision, default, misconduct or any other action or omission of the Pledgor, any Secured Party, or any purported representative of such Persons, and the Collateral Agent may assume each such Person’s performance of its respective obligations.
(t)    In no event shall any party hereto be responsible or liable for any special, indirect, consequential, exemplary or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the party has been advised of the likelihood of such loss or damage and regardless of the form of action.

(u)    If the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays related thereto), the Collateral Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems in good faith appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to the Pledgor, the Secured Parties or any other Person even though such order, judgment, decree or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(v)    The Collateral Agent shall not be held responsible or liable for the correctness or enforceability of the recitals contained in this Agreement or in any related document.
(w)    The parties hereto expressly acknowledge and consent to Wilmington Trust acting in the multiple capacities of the Collateral Agent, the Securities Intermediary, the Custodian and the Paying Agent under the Transaction Documents. The parties hereto agree that Wilmington Trust, in such multiple capacities, shall not be subject to any claim, defense or liability arising from its performance in any such capacity based on conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wilmington Trust of any other such capacity or capacities in accordance with this Agreement or any other Transaction Documents to which it is a party and to the extent that Wilmington Trust has not breached its standard of care hereunder and thereunder.
10.    Miscellaneous.
10.1    Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon (i) receipt in the case of the Collateral Agent, to the address listed below or (ii) delivery in the case of the Pledgor or any Secured Party, listed below and (iii) in the case of either of the foregoing, receipt at such other address as may be designated by written notice to the other parties.
If to the Collateral Agent, to:

WILMINGTON TRUST, NATIONAL ASSOCIATION
300 Park Street
Suite 390
Birmingham, MI 48009
Telephone: (248) 723-5421
Fax: (248) 723-5424
Attention: Capital Markets Insurance Services
E-mail:     SpecializedInsurance@wilmingtontrust.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP
Attention: Scott Waxman, Esq.
E-mail: scott.waxman@klgates.com

If to a Secured Party, then in accordance with notice instructions given to each other Party hereto in writing by such Secured Party from time to time, with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019
Attention: Laura Metzger
Email: lmetzger@orrick.com

If to the Pledgor, then to:

Lamington Road Designated Activity Company
1 – 2 Victoria Buildings
Haddington Road
Dublin 4

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
Attention: Dan Passage
333 S. Grand Avenue
Los Angeles, CA 90071-1543
D: +1 213-615-1739
F: +1 213-615-1750
Email: dpassage@winston.com

10.2    Partial Invalidity. If at any time any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
10.3    Headings. The section headings and captions appearing in this Pledge Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Pledge Agreement.
10.4    No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Subscription Agreement, the A&R LPA or the other Transaction Documents, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy under any of the Transaction Documents. Except as expressly provided otherwise, the rights and remedies hereunder provided or provided under the Subscription Agreement, the A&R LPA or the other Transaction Documents are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the other Transaction Documents. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
10.5    Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Pledge Agreement.
10.6    Termination of this Pledge Agreement. Subject to Section 8, above, this Pledge Agreement shall terminate upon the satisfaction of all of the following conditions: (a) the full, complete and final payment of the Secured Obligations and (b) the termination of the commitments under the Transaction Documents.
10.7    Successors and Assigns. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent and its successors and assigns and the Secured Parties and their successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest created herein and granted to the Collateral Agent hereunder. Any assignment or transfer in violation of the foregoing shall be null and void.
10.8    Further Indemnification. The Pledgor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement. This Section 10.8 shall survive the termination or assignment of this Pledge Agreement and the resignation or removal of the Collateral Agent.
10.9    Amendments, Etc. No provision of this Pledge Agreement may be amended or otherwise modified except pursuant to a written agreement executed and delivered by the parties hereto. No provision of this Pledge Agreement may be waived unless in writing and signed by the party providing such waiver. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, supplement or waiver of this Agreement shall be payable by the Pledgor.
10.10    Entire Agreement. This Pledge Agreement constitutes and contains the entire agreement of the Pledgor, the Secured Parties and the Collateral Agent and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
10.11    Intentionally omitted.

10.12    Counterparts. This Pledge Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Pledge Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.
10.13    Payments Free of Taxes, Etc. All payments made by the Pledgor under this Pledge Agreement shall be made by the Pledgor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Pledgor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by the Collateral Agent, the Pledgor shall furnish evidence satisfactory to the Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental entity and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.
10.14    The Pledgor’s Continuing Liability. Notwithstanding any provision of this Pledge Agreement or any other Transaction Document or any exercise by the Collateral Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) the Pledgor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) the Collateral Agent shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of the Pledgor’s rights in connection with the Collateral.
10.15    Counsel; Drafting. Each of the parties to this Pledge Agreement states that they have read the Pledge Agreement carefully, that they have consulted with counsel regarding the terms and provisions of this Pledge Agreement (or have had the opportunity to consult with legal counsel and chosen not to do so), and that they have relied solely upon their own judgment without the influence of anyone in entering into this Pledge Agreement. Each party acknowledges that each was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.
10.16    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Pledge Agreement and all matters, claims, controversies, disputes, suits, actions or proceedings arising out of or relating to this Pledge Agreement and the negotiation, execution or performance of this Pledge Agreement or any of the transactions contemplated hereby, including all rights of the parties (whether sounding in contract, tort, common or statutory law, equity or otherwise) in connection therewith, shall in all respects be interpreted, construed and governed by and in accordance with, and enforced pursuant to, the internal laws of the state of New York, without reference to conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Each of the parties irrevocably submits to the co-exclusive jurisdiction of (a) any state or federal court sitting in New York County, New York (and, in each case, any appellate court therefrom) and (b) to the extent provided in the Approval Order, the Bankruptcy

Court in respect of any claim, action, suit or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, arising out of, relating to or in connection with this Pledge Agreement. Each party irrevocably waives and agrees not to assert, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceedings in any such court and any claim that any proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY (A) ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING THAT MAY ARISE UNDER OR RELATE TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND (B) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS, OR IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS PLEDGE AGREEMENT WITH RESPECT TO THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS PLEDGE AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
10.17    The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Collateral Agent, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. Each party hereby agrees that it shall provide the Collateral Agent with such information as the Collateral Agent may request from time to time in order to comply with any applicable requirements of the USA PATRIOT Act.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the day and year first above written.
PLEDGOR:

LAMINGTON ROAD DESIGNATED ACTIVITY COMPANY

By:__/s/ Thomas Barry____________________
Name:    Thomas Barry
Title:    Director

SIGNATURE PAGE TO PLEDGE AGREEMENT

SECURED PARTY:

PALOMINO JV, L.P.

By:_/s/ Yun Zheng____________________
Name:    Yun Aheng
Title:    Director

SIGNATURE PAGE TO PLEDGE AGREEMENT

WILMINGTON TRUST:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Collateral Agent

By:__/s/ Robert J. Donaldson__________________
Name:    Robert J. Donaldson
Title:    Vice President

SIGNATURE PAGE TO PLEDGE AGREEMENT

ACKNOWLEDGED AND AGREED BY:

WHITE EAGLE ASSET PORTFOLIO, LP,

AS ISSUER

By:__/s/ Miriam Martinez_________________
Name:    Miriam Martinez
Title:    CFO

SIGNATURE PAGE TO PLEDGE AGREEMENT

SCHEDULE I
TO PLEDGE AGREEMENT
Exact Legal Name, Address, Etc.

Exact Legal Names	Address of Chief Executive Office or Place of Business	Jurisdiction of Organization
Lamington Road Designated Activity Company	1 – 2 Victoria Buildings Haddington Road Dublin 4	Ireland

303637965 v4

4843-9759-7345V.2